Exhibit 3.50.9

Form LP 202
(Rev. July 2003)

Filing Fee $50

SUBMIT IN DUPLICATE!

Return to:  Department of Business Services
Limited Partnership Section
Room 357, Howlett Building
Springfield, IL  62756
Telephone:  (217) 785-8960
http://www.ilsos.net.

All correspondence regard-ing this filing will be sent to the registered agent of the limited partnership unless a self-addressed envelope with pre-paid postage is included.

JESSE WHITE SECRETARY OF STATE STATE OF ILLINOIS CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF LIMITED PARTNERSHIP (Illinois limited partnership)
(Please type or print clearly)

1.	Limited partnership’s name:		The Ponds of Pembroke Limited Partnership.

2.	File number assigned by the Secretary of State:		C000932.

3.	Federal Employer Identification Number (F.E.I.N.):		36-3550345.

4.	The certificate of limited partnership is amended as follows: (Check all applicable changes here and specify them in item 5.) (Address changes, P.O. Box alone is unacceptable)

	☒	a)	Admission of a new general partner (give name and business address in item 5 on reverse).
	☒	b)	Withdrawal of a general partner (give name in item 5 on reverse).
	☒	c)	Change of registered agent and/or registered agent’s office (give new name and address, including county on item 5 on reverse).
	☒	d)	Change in the address of the office at which the records required by Section 201 of the Act are kept (give new address in item 5 on reverse).
	☐	e)	Change in the general partners name and/or business address (give name and new address in item 5 on reverse).
	☐	f)	Change in the partners’ total aggregate contribution amount (give new dollar amount in item 5 on reverse).
	☐	g)	Change in limited partnership’s name (give new name in item 5 on reverse).
	☐	h)	Change in date of dissolution (give new date in item 5 on reverse).
	☐	i)	Other (give information in item 5 on reverse).

5.		Place Item #4 changes here:

Registered agent and registered agent’s office have been changed to: CT Corporation, 208 LaSalle Street Chicago, Cook County, Illinois 60604

Address of the office at which the records required by Section 201 of the Act are kept has been changed to:
c/o Provident Senior Living Trust, 600 College Road East, Suite 3400
Princeton, Plainsboro Township, Middlesex County, New Jersey 08540

Brookdale Holdings, Inc. and The Prime Group, Inc. have withdrawn as general partners.

Brookdale Holdings, LLC, whose business address is c/o Provident Senior Living Trust, 600 College Road East, Suite 3400, Princeton, Plainsboro Township, Middlesex County, New Jersey 08540, has been admitted as general partner.

If additional space is needed for item 4, it must be continued in the same format on a plain white 8 1/2 x 11 sheet, which must be stapled to this form.

6.		NAME(S) & BUSINESS ADDRESS(ES) OF GENERAL PARTNER(S)

The undersigned affirms, under penalties of perjury, that the facts stated herein are true.

The original certificate of amendment must be signed by a general partner, all new general partners and at least one, withdrawing general partner.

SIGNATURE AND NAME			BUSINESS ADDRESS

1. Signature	/s/ Saul A. Behar	Number/Street	600 College Road East, Suite 3400

Type or print name and title	Saul A. Behar,	City/town	Princeton
Senior Vice President (See attachment)
Name of General Partner if a corporation or
other entity	Brookdale Holdings, LLC	State	New Jersey	Zip Code	08540
(must be in good standing)

2. Signature	/s/ Saul A. Behar	Number/Street		600 College Road East, Suite 3400
Type or print name and title	Saul A. Behar,	City/town	Princeton
Senior Vice President

Name of General Partner if a corporation or
other entity	Brookdale Holdings, Inc. (as withdrawing general partner)	State	New Jersey	Zip Code	08540
(must be in good standing)

3. Signature	/s/ Robert J. Rudnick	Number/Street		600 College Road East, Suite 3400
Type or print name and title	Robert J. Rudik,	City/town	Princeton
Executive Vice President
Name of General Partner if a corporation or
other entity	The Prime Group, Inc. (as withdrawing general partner)	State	New Jersey	Zip Code	08540

(Signatures must be in BLACK INK on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

DO NOT SEND CASH!

Attachment
to
Certificate of Amendment to the Certificate of Limited Partnership
of
The Ponds of Pembroke Limited Partnership

THE PONDS OF PEMBROKE LIMITED PARTNERSHIP

By:	BROOKDALE HOLDINGS, LLC,
its general partner

	By:	PSLT-BLC PROPERTIES HOLDINGS, LLC,
its sole member

		By:	PSLT OP, L.P.,
its sole member

			By:	PSLT GP, LLC,
its general partner

				By:	PROVIDENT SENIOR LIVING TRUST,
its sole member

					By:	/s/ Saul A. Behar
Saul A. Behar
Senior Vice President